Exhibit 99.6

Consent of Director Nominee

WaterBridge Infrastructure LLC

Pursuant to Rule 438 of Regulation C promulgated under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the filing of the Registration Statement on Form S-1 (the “Registration Statement”) of WaterBridge Infrastructure LLC with the U.S. Securities and Exchange Commission, the undersigned hereby consents to being named and described as a director nominee in the Registration Statement, including in the section thereof entitled “Management,” and any amendment or supplement to any prospectus included in such Registration Statement, any amendment to such Registration Statement or any subsequent Registration Statement filed pursuant to Rule 462(b) under the Securities Act and to the filing or attachment of this consent with such Registration Statement and any amendment or supplement thereto.

IN WITNESS WHEREOF, the undersigned has executed this consent as of the 22nd day of August, 2025.

/s/ Kara Goodloe Harling
Kara Goodloe Harling